UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 26, 2004

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

(404) 303-4000

Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 27, 2004, HomeBanc Corp. (the “Company”) issued a press release (the “Press Release”) announcing the appointment of Mr. Kevin D. Race as the Company’s acting Chief Financial Officer, effective September 1, 2004. Pursuant to General Instruction F of Form 8-K, the Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Mr. Race, 44, is the Company’s President and Chief Operating Officer and a director. Mr. Race joined HomeBanc Mortgage Corporation (“HBMC”) as President and Chief Operating Officer in April 2002 and has served in that capacity since his arrival. Prior to joining HBMC, Mr. Race served as President and Chief Operating Officer of HomeSide Lending, Inc. a mortgage service company located in Jacksonville, Florida from 1996 to September 2001. From 1989 to 1996, Mr. Race was President and Chief Financial Officer of Fleet Mortgage Group, another mortgage servicing company. Prior to serving as President and Chief Financial Officer of Fleet Mortgage Group, Mr. Race worked in the capital markets group of Fleet Mortgage’s parent company, Fleet Financial Group, where he was responsible for managing the mortgage-backed securities investment portfolio. In that capacity, Mr. Race also managed Fleet Financial’s non-conforming securitization transactions, and served as a member of Fleet Financial Group’s asset liability committee. From 1985 to 1989, Mr. Race worked in the investment bank at Citicorp in New York City and was responsible for CMO/REMIC structuring, distribution and trading. Mr. Race received an Economics and Finance Degree from Trinity University in 1982.

Mr. Race, like many of the Company’s directors and officers, has been a customer of HBMC and has had mortgage loans with HBMC in the ordinary course of business. Specifically, Mr. Race and his wife opened a 5 year / 6 month adjustable-rate mortgage loan through HBMC on June 13, 2003 to refinance their second home. The starting interest rate on the loan was 4.75%, and the greatest principal balance on that loan since inception was $278,500. In addition, Mr. Race and his wife opened a 3 year / 6 month adjustable-rate mortgage loan through HBMC on September 30, 2003 to purchase their primary residence. The starting interest rate on the loan was 4.625%, and the greatest principal balance on that loan since inception was $1.7 million. These mortgage loans were made on substantially the same terms, including interest rates, repayment terms and collateral, as those terms prevailing at the time for comparable mortgage banking transactions with other unrelated persons. These transactions did not and do not involve any greater than normal risk of collectibility or other unfavorable terms or features.

In 2003, in connection with Mr. Race’s relocation to Atlanta to join HBMC as its President and Chief Operating Officer, HBMC agreed to purchase his residence in Jacksonville, Florida. HBMC paid $1.7 million for the residence, based on two independent appraisals. In April 2004, HBMC sold the house for $1.45 million, and realized a loss of $250,000. In addition to the loss on the house, the HBMC estimates that it paid $175,000 of other costs associated with this transaction, including real estate brokerage fees.

The Company entered into an employment agreement with Mr. Race, effective as of July 13, 2004, that includes the terms described below. The Company filed a copy of Mr. Race’s employment agreement as Exhibit 10.28 to the Company’s Registration Statement on Form S-11 (Commission File No. 333-113777).

Term. Mr. Race’s employment agreement is for an initial term extending until June 30, 2007. Beginning on June 30, 2005, and on each June 30 thereafter, the agreement will be automatically extended for an additional one-year period, but either the Company or Mr. Race may cause the agreement to cease to extend automatically by giving notice to the other party at least 90 days prior to any June 30 renewal date.

Salary and Benefits. Under the terms of the employment agreement, Mr. Race is entitled to a base annual salary (subject to annual review and increases for merit performance) and is entitled to participate in all incentive, savings, retirement and welfare benefit plans generally made available to the Company’s senior management personnel. Mr. Race’s initial annual salary is $600,000. Mr. Race is entitled to participate in the Company’s executive bonus plan, pursuant to which he will have an opportunity to earn an annual cash bonus based upon achievement of performance goals established by the compensation committee of the Company’s Board of Directors. Mr. Race’s target annual cash bonus will be no less than 75% of his annual base salary. In addition, Mr. Race is entitled to fringe benefits generally made available to the Company’s senior management personnel, including an automobile allowance, and the provision of a leased automobile, reimbursement of up to $5,000 per year for club dues and up to $3,000 for the cost of an annual physical examination.

Termination. Mr. Race’s employment agreement may be terminated by the Company at any time with or without “cause” (as defined therein), or by Mr. Race with or without “good reason” (as defined therein). The agreement also terminates upon the death, disability or retirement of Mr. Race. Depending on the reason for the termination and when it occurs, Mr. Race will be entitled to certain severance benefits, as described below. If Mr. Race is terminated without cause or resigns for good reason, he will be entitled to unpaid base salary, prorated annual bonus and accrued benefits through the termination date, plus a severance amount equal to two times his base salary and the greater of his average annual bonus earned for the two fiscal years preceding the termination or his target annual bonus for the year of termination (or 2.5 times if such termination follows within two years of a change of control, as defined therein). The Company will also provide Mr. Race with (i) welfare benefit plan coverage following such termination for two years (or 2.5 years if such termination follows within two years of a change of control), and (ii) outplacement services for a period of one year. In addition, if Mr. Race is terminated without cause or resigns for good reason, all of his stock options and other equity awards will become immediately vested and exercisable.

If Mr. Race is terminated for cause or if he resigns without good reason, he will be entitled to his accrued salary and benefits through the date of termination. If Mr. Race’s employment is terminated by reason of his death, disability or retirement, he (or his estate, as applicable) will be entitled to his accrued salary, a prorated target bonus, and any accrued benefits and disability or retirement benefits that may apply.

Mr. Race’s employment agreement provides that he will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he may incur as a result of payments or benefits, but such gross-up payment will be made only if the after-tax benefit to Mr. Race of such tax gross-up is at least $50,000. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

Restrictive Covenants. Mr. Race has agreed in his employment agreement not to disclose confidential information or compete with the Company, and not to solicit the Company’s customers or recruit the Company’s employees, for a period of 24 months following the termination of his employment (or for a period of 12 months if such termination follows within two years of a change of control).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEBANC CORP.

/s/ Charles W. McGuire
Charles W. McGuire Executive Vice President, General Counsel & Secretary

Date:	August 27, 2004

5

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated August 27, 2004.